Exhibit 10.4

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (this “Security Agreement”) is made as of this 22nd day of May, 2007, by RESISTANCE TECHNOLOGY, INC., a Minnesota corporation (the “Grantor”), in favor of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), with an office at 3500 IDS Center, 80 South 8th Street, Minneapolis, MN 55402.

RECITALS:

A.           The Grantor owns the patents and patent applications listed on Schedule A annexed hereto; and

B.            The Grantor, certain of its affiliates and the Bank are parties to a certain Loan and Security Agreement dated on or about the date hereof (as amended, amended and restated or otherwise modified from time to time, the “Loan Agreement”) and other related loan documents of even date herewith (collectively, with the Loan Agreement, and as each may be amended or otherwise modified from time to time, the “Loan Documents”), which Loan Documents provide for, among other things, (i) Bank from time to time to extend credit to or for the account of the Grantor, and (ii) the grant by Grantor to the Bank of a security interest in certain of Grantor’s assets, including, without limitation, its patents and patent applications;

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

1.            Incorporation of Loan Documents. The Loan Documents and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

2.            Grant of Security Interest. To secure the complete and timely payment and satisfaction of the Obligations, Grantor hereby grants to the Bank, and hereby reaffirms its prior grant pursuant to the Loan Documents of, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patents”), whether presently existing or hereafter created or acquired:

(a)           each patent, patent application and license agreement (together with any renewals, continuations or extensions thereof) referred to in Schedule A annexed hereto; and

(b)           all proceeds of the foregoing and all proceeds associated with any claim by Grantor against third parties for past, present or future infringement thereof.

3.            Warranties and Representations. To induce the Bank to enter into the Loan Agreement and to extend the loans and other financial accommodations provided for therein, Grantor warrants and represents to Bank that:

(a)           no registered patent listed in Schedule A has been adjudged invalid or unenforceable by a court of competent jurisdiction nor has any such patent been cancelled, in whole or in part, and each such patent (unless listed as expired) is presently subsisting;

(b)           Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Patents, free and clear of any liens, charges and encumbrances, including without limitation, shop rights and covenants by Grantor not to sue third persons;

(c)           Grantor has no notice of any suits or actions commenced or threatened with reference to any Patents; and

(d)           Grantor has the unqualified right to execute and deliver this agreement and perform its terms.

4.            Restrictions on Future Agreements. Grantor agrees that until the Obligations shall have been satisfied in full and the Loan Documents shall have been terminated, Grantor shall not, without the prior written consent of Bank, sell or assign its interest in any of the Patents, or enter into any other agreement with respect to any Patents which would affect the validity or enforcement of the rights transferred to Bank under this Security Agreement.

5.            Royalties; Terms. The term of this Security Agreement shall extend until the earlier of (a) the expiration of each of the patents and patent applications constituting Patents, and (b) the payment in full of the Obligations and the termination of the Loan Agreement. Grantor that following the occurrence and during the continuance of an Event of Default under the Loan Agreement, the use by Bank (consistent with its role and rights as a secured party) of all Patents shall be without any liability for royalties or other related charges from Bank to Grantor.

6.            New Patents. Grantor represents and warrants that, based on a diligent investigation by Grantor, the Patents listed on Schedule A constitute all of the federally registered patents, and federal applications for registration of patents now owned by Grantor. If, before the Obligations shall have been satisfied in full or before the Loan Documents have been terminated, Grantor shall (a) become aware of any existing registered Patents of which Grantor has not previously informed the Bank, or (b) become entitled to the benefit of any registered Patents, which benefit is not in existence on the date hereof, the provisions of this Security Agreement above shall automatically apply thereto and Grantor shall give to the Bank prompt written notice thereof. Grantor hereby authorizes the Bank to modify this Security Agreement by amending Schedule A to include any such Patents.

7.            Release of Security Agreement. This Security Agreement is made for collateral purposes only and effects no present transfer of title as to any Patents. Upon payment in full of the Obligations and termination of the Loan Agreement, Bank shall execute and deliver such documents and take such actions as may be reasonably necessary or proper to terminate the security interests created hereby and pursuant to the Loan Documents.

8.            Expenses. All reasonable expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Grantor. All reasonable fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and legal expenses, incurred by Bank in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, reasonable counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Patents or in defending or prosecuting any actions or proceedings arising out of or related to the Patents shall be borne by and paid by the Grantor.

9.            Duties of Grantor. Grantor shall have the duty (a) to file and prosecute with commercially reasonable diligence any patent applications pending as of the date hereof or hereafter until the Obligations shall have been paid in full and the Loan Agreement has been terminated, (b) to preserve and maintain all rights in the Patents Collateral, as commercially reasonable, and (c) to ensure that the Patents is and remains enforceable. Any expenses incurred in connection with the obligations of Grantor under this Section 10 shall be borne by Grantor.

10.          Bank’s Right to Sue. After the occurrence of an Event of Default that is continuing, Bank shall have the right, but shall in no way be obligated, to bring suit in its own name, or in the name of Grantor, to enforce the Patents and, if Bank shall commence any such suit, Grantor shall, at the request of Bank, do any and all lawful acts and execute any and all proper documents reasonably required by Bank in aid of such enforcement and the Grantor shall promptly, upon demand, reimburse and indemnify Bank for all costs and expenses incurred by Bank in the exercise of its rights under this Section 11.

11.          Waivers. No course of dealing between Grantor and Bank, nor any failure to exercise, nor any delay in exercising, on the part of Bank, any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.          Severability. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

13.          Modification. This agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 6 hereof or by a writing signed by the parties hereto.

14.          Cumulative Remedies; Power of Attorney; Effect on Loan Agreement. All of Bank’s rights and remedies with respect to the Patents, whether established hereby or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. Grantor hereby authorizes Bank after the occurrence of an Event of Default that is continuing, to make, constitute and appoint any officer or agent of Bank as Bank may select, in its sole discretion, as Grantor’s true and lawful attorney-in-fact, with power to (a) endorse Grantor’s name on all applications, documents, papers and instruments necessary or desirable for Bank in the use of the Patents, or (b) grant or issue any exclusive or non-exclusive license under the Patents to anyone, or (c) assign, pledge, convey or otherwise transfer title in or dispose of the Patents to anyone. Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done in accordance with the terms hereof, except for the gross negligence or willful misconduct of such attorney. This power of attorney shall be irrevocable until the Obligations shall have been paid in full and the Loan Documents have been terminated. Grantor acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of Bank under the Loan Documents, but rather is intended to facilitate the exercise of such rights and remedies. Bank shall have, in addition to all other rights and remedies given it by the terms of this Security Agreement and the Loan Documents, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in Illinois.

15.          Binding Effect; Benefits. This Security Agreement shall be binding upon be binding upon and shall inure to the benefit of Grantor and Bank, and their respective successors, nominees and assigns.

16.          Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and applicable federal law.

17.          Headings. Paragraph headings are used herein for convenience only and shall not modify the provisions which they precede.

18.          Further Assurances. Grantor agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as Bank shall reasonably request from time to time in order to carry out the purpose of this Security Agreement and agreements set forth herein.

19.          Survival of Representations. All representations and warranties of Grantor contained in this Security Agreement shall survive the execution and delivery of this agreement and shall be remade on the date of each borrowing under the Loan Agreement.

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signature page follows]

IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its duly authorized officer thereunto as of this 22nd day of May, 2007.

RESISTANCE TECHNOLOGY, INC. a Minnesota corporation

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Agreed to and accepted

as of the date first written above:

LASALLE BANK NATIONAL ASSOCIATION,

a national banking association,

By:	/s/ Peter L. Eaton
Name:	Peter L. Eaton
Title:	Senior Vice President

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

SCHEDULE A

Patent Registrations and Applications

Registrations:
Serial Number	Patent Number	Description of Patent Applied For	Filing Date	Issue Date

06/784331	4636768	COMPRESSION CONNECTION FOR POTENTIOMETER LEADS	October 4, 1985	January 13, 1987
07/127446	4835833	METHOD OF MOUNTING A POTENTIOMETER	December 2, 1987	June 6, 1989
07/332514	5001762	MINIATURE MODULAR VOLUME CONTROL AND INTEGRATED CIRCUIT ASSEMBLY FOR USE WITH A HEARING AID	March 31, 1989	March 19, 1991
07/331646	5014037	POTENTIOMETER MOUNTING MECHANISM	March 10, 1989	May 7, 1991
07/640052	5157371	POTENTIOMETER RETENTION MECHANISM AND METHOD OF MOUNTING	January 11, 1991	October 20, 1992
08/287720	5500901	FREQUENCY RESPONSE ADJUSTING DEVICE	August 9, 1994	March 19, 1996
08/476857	5784470	BATTERY DOOR AND FACEPLATE ARRANGEMENT FOR A COMPLETELY IN THE CANAL HEARING AID DEVICE	June 7, 1995	July 21, 1998
08/514153	5687242	HEARING AID CONTROLS OPERABLE WITH BATTERY DOOR	August 11, 1995	November 11, 1997
09/538699	6690806	VARIOUS DIRECTIONAL/OMNI-DIRECTIONAL HEARING AID MICROPHONE AND HOUSING STRUCTURES	March 30, 2000	February 10, 2004
29/120266	D438860	MINIATURE MICROPHONE HOUSING AND SWITCH	March 16, 2000	March 13, 2001

29/120267	D438196	MINIATURE MICROPHONE HOUSING AND SWITCH	March 16, 2000	February 27, 2001
09/805585	6678386	PROGRAMMABLE MODULE	March 13, 2001	January 13, 2004
29/234815	D525617	OVER THE EAR HEADSET	July 22, 2005	July 25, 2006
29/234816	D527377	UNDER THE EAR HEADSET	July 22, 2005	August 29, 2006
07034431	4743833	VOLTAGE REGULATOR	April 3, 1987	May 10, 1988
08273200	5463692	SANDWICH SWITCH CONSTRUCTION FOR A HEARING AID	July 11, 1994	October 31, 1995
08747757	5818324	WIRE COIL POTENTIOMETER WIPER	November 13, 1996	October 6, 1998
09130039	6597793	DIRECTIONAL/OMNI-DIRECTIONAL HEARING AID MICROPHONE AND HOUSING	August 6, 1998	July 22, 2003

Applications:

Serial Number	Description of Patent Applied For	Filing Date

10/931683	HEARING AID CIRCUIT REDUCING FEEDBACK	September 1, 2004
09809744	ACOUSTIC SWITCH ELECTRONIC SWITCHING CAPABILITY	March 15, 2001
09974732	HEARING AID	October 9, 2001
11/274770	EARSET MICROPHONE [CONFIRM OWNERSHIP]	November 15, 2005
29/263291	PUSH-TO-TALK COMMUNICATOR HOUSING [CONFIRM OWNERSHIP]	July 20, 2006
09/472492	HEARING AID SYSTEM [CONFIRM OWNERSHIP]	December 17, 1999
60/426243	MEMS MICROPHONE [CONFIRM OWNERSHIP]	November 14, 2002